                                LOAN AGREEMENT



                                    between



                        PREFERRED EQUITIES CORPORATION


                                      and


                                 HSBC BANK USA



                                                  DATED: FEBRUARY 6, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                               Page
                                                               ----
ARTICLE I. The Credit.........................................   1
         1.1    The Credit....................................   1
         1.2    The Note......................................   1
         1.3    Interest......................................   1
         1.4    Definitions...................................   2

ARTICLE II. Loans and Payments................................   5
         2.1    Loans.........................................   5
         2.2    Loan Requests.................................   5
         2.3    Conditions to Each Loan.......................   6
         2.4    Disbursement of Loans.........................   6
         2.5    Proceeds--Mandatory Prepayments...............   6
         2.6    Voluntary Prepayments.........................   6
         2.7    Loans Without Additional Collateral...........   7

ARTICLE III. Conditions to this Agreement.....................   7
         3.1    Corporate Action..............................   7
         3.2    Guarantor Action..............................   8
         3.3    Corporate Documents...........................   8
         3.4    Opinion.......................................   8
         3.5    Guaranty......................................   8
         3.6    Security Agreement............................   8
         3.7    Certificate of Occupancy......................   8
         3.8    Interval Exchange Organization................   8
         3.9    Insurance.....................................   9
        3.10    Environmental Questionnaire...................   9
        3.11    Other Matters.................................   9

ARTICLE IV. Representations and Warranties ...................   9
         4.1    Company's Good Standing and Authority.........   9
         4.2    Guarantor's Good Standing and Authority.......   9
         4.3    Valid and Binding Obligations.................   9
         4.4    Good Title....................................  10
         4.5    No Pending Litigation.........................  10
         4.6    No Consent or Filing..........................  10
         4.7    Laws and Regulations..........................  10
         4.8    Permits, Licenses and Approvals...............  11

       4.9     No Violations.................................  11
      4.10     Interval Exchange Organization................  11
      4.11     Financial Statements..........................  11
      4.12     Tax Returns...................................  12
      4.13     Promissory Notes and Mortgages and Contracts..  12
      4.14     Environmental Matters.........................  12

ARTICLE V.     Affirmative Covenants.........................  12
       5.1     Payments......................................  12
       5.2     Financial Information.........................  13
       5.3     Notice........................................  13
       5.4     Taxes.........................................  14
       5.5     Insurance.....................................  14
       5.6     Litigation....................................  14
       5.7     Standing......................................  14
       5.8     Net Worth.....................................  14
       5.9     Books and Records - Right of Inspection.......  15
      5.10     Compliance with Law...........................  15
      5.11     Continue Business.............................  15
      5.12     Maintenance of the Project....................  15
      5.13     Lock Box Agreement............................  15
      5.14     Promissory Notes and Mortgages and Contracts..  15
      5.15     Environmental Matters.........................  15
      5.16     Other Acts....................................  16

ARTICLE VI.    Negative Covenants............................  16
      6.1      Encumbrances..................................  16
      6.2      Guaranties....................................  16
      6.3      Sale of Assets................................  16
      6.4      Investments and Loans.........................  16
      6.5      Communication with Obligors...................  17
      6.6      Promissory Notes and Mortgages or Contracts...  17
      6.7      Hazardous Substances..........................  17

ARTICLE VII.   Default.......................................  17
      7.1      Events of Default.............................  17
      7.2      Effects of an Event of Default................  19

ARTICLE VIII.  Expenses......................................  20
        8.1    Counsel Fees and Taxes........................  20
        8.2    Other Costs and Expenses......................  20

ARTICLE IX.    Miscellaneous.................................  20
        9.1    Amendments and Waivers........................  20
        9.2    Delays and Omissions..........................  20

        9.3    Successors and Assigns........................  21
        9.4    Notices.......................................  21
        9.5    Governing Law.................................  21
        9.6    Counterparts..................................  21
        9.7    Titles........................................  21
        9.8    Inconsistent Provisions.......................  22
        9.9    Course of Dealing.............................  22
       9.10    Indemnification...............................  22
       9.11    Environmental Indemnification.................  22
       9.12    No Liability..................................  22
       9.13    CONSENT TO JURISDICTION.......................  22

Exhibit A - Secured Term Note
Exhibit B - Borrower's Certificate and Loan Request
Exhibit C - Counsel's Opinion

                                LOAN AGREEMENT

          AGREEMENT between PREFERRED EQUITIES CORPORATION, a Nevada corporation (the "Company"), and HSBC BANK USA, a New York bank (the "Bank").

                                   Recitals

          A. The Company and the Bank are parties to a Purchase and Sale Agreement dated as of August 30, 1993, as amended by Amendment to Purchase and Sale Agreement dated as of May 10, 1994, Second Amendment to Purchase and Sale Agreement dated as of February 8, 1996, and Third Amendment to Purchase and Sale Agreement dated as of February 20, 1998, and as supplemented by a letter-agreement dated February 3, 1999 (together, the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company sells to the Bank promissory notes and deeds of trust, or installment sales contracts, evidencing the financing of the purchase of Intervals (as defined in Section 1.4(j) of this Agreement) in the Project (as defined in Section 1.4(o) of this Agreement).

          B. The Company and the Bank wish to enter into this Agreement, under which the Bank may make loans to the Company on the collateral security of promissory notes and deeds of trust, and installment sales contracts, evidencing the financing of purchases of Intervals in the Project.


                                   Agreement


                            ARTICLE I.  The Credit

          1.1 The Credit. The Bank, relying on the representations and warranties in this Agreement, may in its sole and absolute discretion lend to the Company from time to time such sums ("Loan" or, collectively, "Loans") not exceeding $5,000,000.00 (the "Credit") as the Company may request from time to time on or before the first anniversary of the date of this Agreement and during such additional periods as a supplement or amendment to this Agreement or a separate agreement between the parties may provide.

          1.2 The Note. The Credit shall be evidenced by a note of the Company bearing a variable rate of interest and substantially in the form of Exhibit A to this Agreement and any amendment, modification, replacement or extension thereof (the "Note").

          1.3 Interest. Each Loan shall accrue interest before maturity from the date the Loan is made, on the balance of principal from time to time unpaid, at an annual rate (the "Rate") equal to the Prime Rate plus one percent (1%). After maturity, whether by acceleration or otherwise, the Note shall bear interest at an annual rate equal to three percent (3%) in excess of the Rate. The Rate shall change simultaneously with each change in the Prime Rate. In no event shall the Rate on the Note exceed the maximum rate allowed by law. Interest shall be calculated on the basis of one three hundred sixtieth (1/360th) of the Rate in effect for each calendar day the balance of principal is unpaid. Accrued interest shall be payable monthly on the tenth day of each month beginning the month after the month in which this Agreement is executed and when the principal of the Note is paid in full.

          1.4  Definitions.  The following terms have the following meanings:

               (a) "Contract" - an installment sales agreement between the Company as seller and a Timeshare Purchaser as buyer.

               (b) "Disposal" - the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, thermal destruction or placing of any substance so that it or any of its constituents may enter the Environment.

               (c) "Environment" - any water, including but not limited to surface water, ground water and water vapor; any land, including land surface or subsurface; stream sediments; air; fish, wildlife and plants; and all other natural resources or environmental media.

               (d) "Environmental Laws" - all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

               (e) "Environmental Permits" - all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with the ownership, lease, purchase, transfer, closure, use and/or operation of the Property and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances.

               (f)  "Environmental Questionnaire" - a questionnaire concerning
(i) activities and conditions affecting the Environment at any property of the Company comprising the Project or (ii) the enforcement or possible enforcement of any Environmental Law against the Company.

               (g) "Environmental Report" - a written report prepared for the Bank by an environmental consulting or environmental engineering firm.

               (h)  "Guarantor" - Mego Financial Corp.

               (i) "Hazardous Substances" - without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601(14)).

               (j) "Interval" - the portion of a Unit purchased by a Timeshare Purchaser.

               (k) "Lock Box Agent" - Bank of America, N.A., who, pursuant to the Lock Box Agreement, will process payments on the Promissory Notes and Contracts pledged to the Bank and perform any other services specified in the Lock Box Agreement.

               (l) "Lock Box Agreement" - the separate agreement among the Company, the Bank and the Lock Box Agent pursuant to which the Lock Box Agent will process payments on the Promissory Notes and Contracts pledged to the Bank.

               (m) "Mortgage" - a mortgage or deed of trust that secures a Promissory Note and encumbers an Interval and that is given to the Company by a Timeshare Purchaser.

               (n) "Prime Rate" - the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans.

               (o) "Project" - the timeshare developments commonly known as Reno Spa Resort Club, Reno, Nevada; Grand Flamingo Resort Club, Las Vegas, Nevada (which includes Grand Flamingo Towers, Grand Flamingo Villas, Grand Flamingo Terraces, Grand Flamingo Suites, Grand Flamingo Winnick, Grand Flamingo Fountains and The Grand Flamingo Plaza); and The Suites at Steamboat, Steamboat Springs, Colorado.

               (p) "Promissory Note" - a note given to the Company by a Timeshare Purchaser to finance the purchase of an Interval (a "Purchase") and secured by a Mortgage.

               (q) "Qualified Promissory Note and Mortgage" or "Qualified Contract"- a Promissory Note and the Mortgage securing it, or a Contract, that meet all of the following criteria:

                    (i) The credit of the Timeshare Purchaser who executed the Promissory Note and Mortgage or Contract is acceptable to the Bank in its sole discretion.

                    (ii) All terms of the Purchase are acceptable to the Bank. The down payment shall not be less than ten percent of the total sale price.

                    (iii) The forms of Promissory Note and Mortgage or Contract are acceptable to the Bank and comply with all applicable laws and regulations.

                    (iv) All other documents relating to the Purchase, including without limitation disclosure statements, purchase contracts and deeds, are acceptable to the Bank and comply with all applicable laws and regulations.

                    (v) The Promissory Note and Mortgage or the Contract are genuine and enforceable according to their terms and are the only such instruments executed with respect to the financing of the Purchase.

                    (vi) The Mortgage evidences a valid first lien on and security interest in the Interval described in the Mortgage.

                    (vii) The Timeshare Purchaser who executed the Promissory Note and Mortgage or the Contract had full and unimpaired capacity to contract.

                    (viii) The Company has no knowledge of, or reason to believe in the existence of, any fact or circumstance that might render the Promissory Note or Mortgage or the Contract less valuable than it appears on its face to be.

                    (ix) Before the Promissory Note or the Contract was pledged to the Bank, no more than two payments on the Promissory Note or the Contract were 30 or more days delinquent in any 12-month period. When the Promissory Note or the Contract is pledged to the Bank and at all times while pledged to the Bank, no payment is 60 or more days delinquent. Nothing in this subsection shall be construed to require that any Promissory Note or Contract be in existence for any specified period of time in order to be considered a Qualified Promissory Note or a Qualified Contract.

                    (x) A policy of title insurance in form and content satisfactory to the Bank that insures the holder of the Mortgage to the full Unpaid Principal Balance of the Promissory Note secured by the Mortgage and shows that the Mortgage is a first lien on the Interval described in the Mortgage has been issued or, with the prior approval of the Bank, a commitment to issue such a policy has been issued.

               (s)  "Release" - the same meaning as that given to the term in
Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601(22)) and the regulations promulgated thereunder.

               (t) "Security Agreement" - the Pledge Security Agreement between the Company and the Bank dated the date of this Agreement.

               (u) "Timeshare Purchaser" - a person who purchases an Interval in the Project.

               (v)  "Unit" - a residential unit in the Project.

               (w) "Unpaid Principal Balance" - the amount of the principal of a Promissory Note or a Contract that remains unpaid.

                        ARTICLE II.  Loans and Payments.

          2.1  Loans.

               (a) Minimum Amount: No Loan shall be in an amount less than $100,000.00, except that no Loan under Section 2.7 of this Agreement shall be less than $500,000.00.

               (b) Collateral Ratio: No Loan shall at the time it is made exceed ninety percent (90%) of the aggregate Unpaid Principal Balance of the Qualified Promissory Notes or the Qualified Contracts, or both, to be pledged to the Bank in conjunction with the Loan or cause the Unpaid Principal Balance of all Loans or other extensions of credit made by the Bank to the Company under this Agreement or under any other loan agreement or arrangement to exceed ninety percent (90%) of the aggregate Unpaid Principal Balance of all Qualified Promissory Notes and Qualified Contracts pledged by the Company to the Bank to secure indebtedness.

          2.2 Loan Requests. On or before the first anniversary of the date of this Agreement and during such additional periods as a supplement or amendment to this Agreement or a separate agreement between the parties may provide, the Company may request a Loan under the Credit by delivering to the Bank a Borrower's Certificate and Loan Request in the form of

Exhibit B to this Agreement ("Borrower's Certificate"), accompanied by (a) copies of the Qualified Promissory Notes and Mortgages or the Qualified Contracts proposed to be pledged and assigned to the Bank and (b) copies of such other documents related to the transactions evidenced by the Qualified Promissory Notes and Mortgages or the Qualified Contracts as the Bank may require, including without limitation credit applications, credit reports, purchase contracts, disclosure statements, a copy of the title insurance policy or commitment referred to in Section 1.4(q)(x) of this Agreement and RESPA statements.

          2.3  Conditions to Each Loan. The Bank will review the Company's
               -----------------------
Borrower's Certificate and the accompanying documents. The Bank will notify the Company that the request is approved or that the request is not approved. If the request is approved, the Company shall (a) endorse the Promissory Notes to the order of the Bank, or assign the Contracts to the Bank, without restrictions or limitations and deliver the Promissory Notes or the Contracts to the Bank; (b) deliver to the Bank recorded assignments, or satisfactory evidence of the recording of assignments, of all Mortgages; and (c) furnish the Bank with a policy or commitment of title insurance insuring for the benefit of the Bank each Mortgage submitted to the Bank to the full Unpaid Principal Balance of the Promissory Note secured by the Mortgage and showing that each Mortgage is a first lien upon the Interval described in the Mortgage. Qualified Promissory Notes and Mortgages evidencing the financing of the purchase of Intervals in the Suites at Steamboat will first be endorsed and assigned by Steamboat Suites, Inc., to the Company and then by the Company to the Bank.

          2.4  Disbursement of Loans.  The Bank shall advance the requested Loan
               ---------------------
on (a) approval of the Loan by the Bank; (b) receipt of all of the items described in Section 2.3, in form and content satisfactory to the Bank in its sole discretion; (c) the facts stated in the Borrower's Certificate being true; and (d) receipt of a fee in the amount of one percent (1%) of the amount of the Loan. Without limiting the requirement that the fee be paid at the time of the Loan, unless the Company has advised the Bank that it will pay the fee directly with other funds, the Bank may in its sole discretion deduct the fee from the proceeds of the Loan.

          2.5  Proceeds--Mandatory Prepayments.  All payments of every kind on
               -------------------------------
the Promissory Notes and the Contracts securing the Credit shall be remitted directly by the obligors of the Promissory Notes or the Contracts to the Lock Box Agent for the account of the Bank pursuant to the Lock Box Agreement. Any remittances received by the Bank from the Lock Box Agent shall be applied first to accrued interest on the Note, then to any costs or expenses owed to the Bank and then to the principal of the Loans as the Bank may determine in its sole discretion, as a mandatory prepayment. If as of any monthly interest payment date the remittances received by the Bank from the Lock Box Agent, after any deductions pursuant to the Lock Box Agreement, are less than the amount of accrued interest on the Note due on that date, the Company shall pay the difference to the Bank within five calendar days of receiving notice of the shortfall from the Bank. On payment in full of the Note, the Company may request from the Bank, and the Bank shall deliver to the Company, written notice authorizing the Company to notify Timeshare Purchasers to make payments on the Promissory Notes or the Contracts directly to the Company, and the Company shall be permitted to receive such payments subject to the terms of the Security Agreement.

          2.6  Voluntary Prepayments.  The Company shall not be permitted to
               ---------------------
prepay all or any portion of its principal indebtedness evidenced by the Note from the date of this Agreement until the first anniversary of that date; provided, however, the foregoing does not apply to mandatory prepayments received and applied as described in Section 2.8 of this Agreement. On and after the first anniversary of the date of this Agreement, prepayment in full shall be permitted on any interest payment date, provided that the Company also pays to the Bank at the same time any unpaid accrued interest and a prepayment premium determined as follows:

                Prepayment Period               Premium
                -------------------             -------

                First Anniversary through       3% of the then-outstanding
                day before Second               principal indebtedness on the
                Anniversary                     Note

                Second Anniversary through      2% of the then-outstanding
                day before Third Anniversary    principal indebtedness on the
                                                Note

                Third Anniversary through       1% of the then-outstanding
                day before  Fourth              principal indebtedness on the
                Anniversary                     Note

                Fourth Anniversary and          0
                thereafter


          2.7  Loans Without Additional Collateral.
               -----------------------------------

               (a) If at any time the aggregate unpaid principal balance of the Note falls below ninety percent (90%) of the aggregate Unpaid Principal Balance of all Qualified Promissory Notes and all Qualified Contracts held by the Bank to secure repayment of the Credit, the Company, no more than once each calendar quarter, may request a Loan of no more than the amount of the excess (the "Excess") without pledging and assigning additional Qualified Promissory Notes and Mortgages or Contracts to the Bank.

               (b) Except for the requirement that the Company provide additional Qualified Promissory Notes and Mortgages or Contracts in the amount of a requested Loan, the requirements of Sections 2.2, 2.3 and 2.4 of this Agreement shall apply to requests for Loans under this Section 2.7, including the requirement for payment of the fee described in Section 2.4.

                  ARTICLE III.  Conditions to this Agreement
                                ----------------------------

          This Agreement shall take effect only if the following conditions are satisfied at or before the date of this Agreement.

          3.1  Corporate Action.  The Company shall have taken all necessary and
               ----------------
appropriate corporate action, and the Board of Directors of the Company shall have adopted resolutions, authorizing the Credit, the execution and delivery of this Agreement and the Note and the taking of all action required of the Company by this Agreement; and the Company shall have furnished to the Bank certified copies of those resolutions and such other corporate documents as the Bank may reasonably request.

          3.2  Guarantor Action.  The Guarantor shall have taken all necessary
               ----------------
and appropriate corporate action, and its Board of Directors shall have adopted resolutions, authorizing the execution and delivery of the Guaranty; and the Guarantor shall have furnished to the Bank certified copies of those resolutions and such other corporate documents as the Bank may reasonably request.

          3.3  Corporate Documents.  There shall have been furnished to the Bank
               -------------------
(a) copies of the Company's and the Guarantor's articles of incorporation and by-laws certified by its Secretary as of the date of this Agreement; (b) certificates of incumbency specifying the officers of the Company and the Guarantor and containing and certifying to their specimen signatures; (c) certificates of corporate status issued by the Secretary of State of the State of Nevada; and (d) such other corporate documents as the Bank may reasonably request.

          3.4  Opinion.  General counsel for the Company, Jon A. Joseph, shall
               -------
have furnished to the Bank his favorable opinion dated the date of this Agreement and in the form of Exhibit C.
                             ---------

          3.5  Guaranty.  There shall have been furnished to the Bank the
               --------
written continuing guaranty of the Guarantor in form and content satisfactory to the Bank, guaranteeing the payment of all indebtedness of the Company to the Bank under this Agreement, whether now existing or hereafter incurred ("Guaranty").

          3.6  Security Agreement.  The Company shall have furnished to the
               ------------------
Bank, all in form and content satisfactory to the Bank, the Security Agreement granting to the Bank a security interest in all of the Promissory Notes and the Contracts it pledges to the Bank pursuant to Section 2.3 of this Agreement and such UCC-1 financing statements as the Bank may reasonably require.

          3.7  Certificate of Occupancy.  There shall have been furnished to the
               ------------------------
Bank a copy of a certificate or certificates of occupancy with respect to those portions of the Project that are completed, or similar documentation acceptable to the Bank in its sole discretion.

          3.8  Interval Exchange Organization.  There shall have been furnished
               ------------------------------
to the Bank a copy of the contract or contracts affiliating the Project with either Resort Condominiums International, Inc., or Interval International, Inc.

          3.9  Insurance.  There shall have furnished to the Bank currently-
               ---------
effective property and liability, workers compensation and flood insurance policies or certificates, with endorsements and cancellation notice provisions deemed necessary by the Bank, in form and content satisfactory to the Bank, insuring the Project and, in the case of the property insurance, naming the Bank as mortgagee on the Project as its interests may appear.

          3.10 Environmental Questionnaire.  The Company shall have furnished to
               ---------------------------
the Bank an Environmental Questionnaire in form acceptable to the Bank.

          3.11 Other Matters.  All matters incidental to the execution and
               -------------
delivery of this Agreement and the Note and all action required by this Agreement shall be satisfactory to the Bank and its counsel, and this Agreement shall then be in effect.

                  ARTICLE IV.  Representations and Warranties
                               ------------------------------

          The Company makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as any indebtedness of the Company to the Bank, including indebtedness for fees and expenses, remains unpaid:

          4.1  Company's Good Standing and Authority.  The Company is a
               -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires licensing or qualification; and has all necessary power and authority to enter into, execute, deliver and perform this Agreement, the Note, the Security Agreement and any other document executed by it in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate and shareholder action.

          4.2  Guarantor's Good Standing and Authority.  The Guarantor is a
               ---------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New York [?]; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires licensing or qualification; and has all necessary power and authority to enter into, execute, deliver and perform its Guaranty and any other document executed by it in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate and shareholder action.

          4.3  Valid and Binding Obligations.  This Agreement  and the Note,
               -----------------------------
Security Agreement, Mortgage and Contract assignments and Promissory Note endorsements and any other document executed by the Company in connection with this Agreement, when executed, delivered or both, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by state or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally. The Guaranty, and any other documents executed and delivered by the Guarantor in connection with this Agreement, when executed, delivered on both, will constitute the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforcement may be limited by state or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

          4.4  Good Title.  Each of the Company and the Guarantor has good and
               ----------
marketable title to all of its assets, none of which is subject to any mortgage, indenture, pledge, lien, conditional sale contract, security interest, encumbrance, claim, trust or charge except as referred to in the financial statements described in this Agreement or as may be set forth in a schedule to this Agreement, or in favor of the Bank. At the time the Company pledges Promissory Notes to the Bank and assigns Mortgages and Contracts to the Bank, the Company has absolute title to those Promissory Notes and Mortgages and Contracts, free and clear of all liens and encumbrances, and no other person or entity has any interest in them.

          4.5  No Pending Litigation.  There are no actions, suits or
               ---------------------
proceedings (whether or not purportedly on behalf of the Company or the Guarantor) or investigations pending or to the knowledge of the Company threatened, against the Company or the Guarantor or any basis therefor, which if adversely determined would in any case or in the aggregate materially adversely affect the property, assets (including without limitation all Promissory Notes, Mortgages and Contracts pledged and assigned to the Bank), financial condition or business of the Company or the Guarantor or materially impair the right or ability of the Company or the Guarantor to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of this Agreement, the Note, the Promissory Notes, Mortgages and Contracts pledged and assigned to the Bank, the Security Agreement, the Guaranty or any other documents required by this Agreement or any action taken or to be taken pursuant to any of the foregoing.

          4.6  No Consent or Filing.  No consent, license, approval or
               --------------------
authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with (a) the valid execution, delivery or performance of this Agreement, the Note, the Security Agreement, the Guaranty or any other documents required by this Agreement; (b) the endorsement of Promissory Notes to the Bank and the assignment of Mortgages and Contracts to the Bank; or (c) any of the transactions contemplated thereby, other than the recording of the Mortgages assigned to the Bank, the recording of the assignments of those Mortgages and any filings made pursuant to the Nevada Uniform Commercial Code.

          4.7  Laws and Regulations.  Each of the Company and the Guarantor has
               --------------------
been and will continue to be in full compliance with all applicable laws and regulations, including, without limitation those providing for or requiring disclosure of terms, charges or fees of any kind, respecting the offering, advertising and promotion of the Intervals in the Project, the construction or conversion of the Units in the Project and the development of the timeshare plan in the Project or the negotiation, sale and financing of the Intervals.

          4.8  Permits, Licenses and Approvals.  The Company has obtained all
               -------------------------------
necessary governmental permits, licenses and approvals with respect to the Project, the timeshare plan and the Intervals to be sold, all of which are current and in force.

          4.9  No Violations.  Each of the Company and the Guarantor is not in
               -------------
violation of any term of its articles of incorporation or by-laws or of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. Each of the Company and the Guarantor is not in violation of any term of any other indenture, instrument or agreement to which it is a party or by which it may be bound, resulting or which might reasonably be expected to result in a material and adverse effect on its business or assets. Each of the Company and the Guarantor is not in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute or rule or regulation of any competent governmental authority. The execution and delivery of this Agreement, the Notes, the Security Agreement, the Guaranty and other documents required by this Agreement and the performance of all of them is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security interest, charge or encumbrance on any properties or assets except in favor of the Bank. There exists no fact or circumstance not disclosed in this Agreement or in the documents furnished in connection with this Agreement that materially adversely affects or in the future (so far as the Company can now reasonably foresee) may materially adversely affect the condition, business or operations of the Company or the Guarantor.

          4.10 Interval Exchange Organization.  The Project is affiliated and in
               ------------------------------
good standing with Resort Condominiums International, Inc.

          4.11 Financial Statements.  The Company has furnished to the Bank an
               --------------------
audited financial statement showing the Company's condition as of August 21, 2000, prepared by Deloitt & Touche LLP, which statement represents correctly and fairly the results of its operations and transactions as of the dates and for the period referred to and which has been prepared in accordance with generally accepted accounting principles consistently applied throughout the time periods involved. From the date of the financial statement to the date of this Agreement, there have not been any materially adverse changes in the financial condition disclosed in the financial statement. None of the property or assets shown in financial statements delivered to the Bank has been materially adversely affected as the result of any fire, explosion, accident, flood, drought, storm, earthquake, condemnation, requisition, statutory or regulatory change, act of God or act of public enemy or other casualty, whether or not insured.

          4.12 Tax Returns.  Each of the Company and the Guarantor has filed all
               -----------
federal and other tax returns required to be filed and has paid all taxes
required by those returns through its fiscal year ending August 31, 2000.   The
Company has not received any assessments by the Internal Revenue Service or other taxing authority for additional unpaid taxes.

          4.13 Promissory Notes and Mortgages and Contracts.  All Promissory
               --------------------------------------------
Notes the Company pledges to the Bank and all Mortgages the Company assigns to the Bank are Qualified Promissory Notes and Mortgages, and all Contracts the Company assigns to the Bank are Qualified Contracts.

          4.14 Environmental Matters.
               ---------------------

               (a) Any Environmental Questionnaire provided to the Bank was and is accurate and complete and does not omit any material fact the omission of which would make the information in the Environmental Questionnaire materially misleading.

               (b) No above-ground or underground storage tanks containing Hazardous Substances are or have been located on any property comprising the Project.

               (c) No property owned, leased or operated by the Company is or has been used for the Disposal of any Hazardous Substance or for the treatment, storage or Disposal of Hazardous Substances.

               (d) No Release of a Hazardous Substance has occurred or is threatened on, at, from or near any property owned, leased or operated by the Company.

               (e) The Company is not subject to any existing, pending or threatened suit, claim, notice of violation or request for information under any Environmental Law.

               (f)  The Company is in compliance with all Environmental Laws.

                       ARTICLE V.  Affirmative Covenants
                                   ---------------------

          During the term of this Agreement, and so long thereafter as any indebtedness of the Company to the Bank, including any indebtedness for fees and expenses, remains unpaid, the Company will:

          5.1  Payments.  Duly and punctually pay (a) the principal of and
               --------
interest on all indebtedness incurred by it under this Agreement in the manner set forth in this Agreement and (b) all costs and expenses required by this Agreement to be paid or reimbursed by the Company. Without limiting Section 2.8 of this Agreement, any payments the Company receives on or with respect to the Promissory Notes and Mortgages or the Contracts pledged and assigned to the Bank
(x) shall be held by the Company in trust for the Bank in the same medium in which received; (y) shall not be commingled with any assets of the Company; and
(z) shall be delivered to the Bank in the form received, properly indorsed to permit collection, not later than the next business day following the day of their receipt.

          5.2  Financial Information.  Furnish to the Bank (a) within 60 days
               ---------------------
after the end of each quarter of each of its fiscal years an unaudited financial statement of the Company as of the end of that quarter, which statement shall consist of a balance sheet (which may be prepared using tax basis figures), an operating statement and surplus reconciliation covering the period from the end of the Company's immediately preceding fiscal year to the end of such quarter, all in such detail as the Bank may request and certified to be correct by the President or Chief Financial Officer of the Company, who shall also certify that
(i) the Company has complied with and is in compliance with all the terms, covenants and conditions of this Agreement that are binding upon it, (ii) there exists no Event of Default and no event which with the giving of notice or lapse of time, or both would constitute an Event of Default or, if this is not the case, that one or more specified Events of Default have occurred, and (iii) the representations and warranties in Article IV of this Agreement are true with the same effect as though made on the date of such certificate ("Compliance Certificate"); (b) within 120 days after the end of each of its fiscal years and as of the end of each such year, an audited financial statement of the Company, which shall consist of a balance sheet and an operating statement and surplus reconciliation covering the period of the Company's immediately preceding fiscal year, prepared and certified by Deloitt & Touche LLP, or other independent certified public accountants satisfactory to the Bank, together with a Compliance Certificate; (c) within ten days after the end of each calendar month, a statement in form and content satisfactory to the Bank that sets forth for each obligor on a Promissory Note or a Contract pledged to the Bank the original face amount of the Promissory Note or the Contract, the present outstanding balance of the Promissory Note or the Contract as of the immediately preceding month, a designation of those Promissory Notes or those Contracts on which there is any default and such other information concerning the obligor's account as the Bank may request in its sole discretion; and (d) such additional information, reports or statements as the Bank may reasonably request regarding the financial and business affairs of the Company.

          5.3  Notice.  Promptly notify the Bank in writing of (a) any pending
               ------
or future audits of the Company's or the Guarantor's federal income tax returns by the Internal Revenue Service as soon as the Company has knowledge thereof and the results of each such audit after its completion and (b) any default by the Company or the Guarantor in the performance of, or any modifications to, any agreement, mortgage, indenture or instrument to which the Company or the Guarantor is a party or which is binding on the Company or the Guarantor and of any default by the Company or the Guarantor in the payment of any of its indebtedness. The Company shall not, however, be required to notify the Bank of modifications of those documents or agreements pertaining to its or the Guarantor's transactions in the ordinary course of business (not concerning its indebtedness for borrowed money) which do not materially and adversely affect the business or assets of the Company or the Guarantor.

          5.4  Taxes.  Promptly pay and discharge all its taxes, assessments and
               -----
other governmental charges (including any charged or assessed on the issuance of the Note) before the date on which penalties attach, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing in this Agreement shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted.

          5.5  Insurance.  (a) Keep all its property so insurable insured at all
               ---------
times with responsible insurance carriers against fire, theft and other risks (including flood, if required) in coverage, form and amount satisfactory to the Bank and (b) keep adequately insured at all times in reasonable amounts with responsible insurance carriers against liability on account of damage to persons or property and under all applicable worker's compensation laws.

          5.6  Litigation.  Promptly notify the Bank in writing as soon as the
               ----------
Company has knowledge thereof of the institution or filing of any litigation, action, suit, claim, counterclaim or administrative proceeding against or investigation of the Company to which the Company or the Guarantor is a party by or before any regulatory body or governmental agency (a) the outcome of which may materially and adversely affect the finances or operations of the Company or the Guarantor or the Company's ability to fulfill its obligations under this Agreement or which involves more than $50,000.00 unless adequately covered by insurance; (b) which questions the validity of this Agreement, the Note, the Security Agreement, the Qualified Promissory Notes and Mortgages, the Contracts, the Guaranty or any action taken or to be taken pursuant to the foregoing; or
(c) which is related to the Project in any way; and furnish or cause to be furnished to the Bank such information regarding the same as the Bank may request.

          5.7  Standing.  Maintain its corporate existence in good standing and
               --------
remain or become licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires qualification or licensing.

          5.8  Net Worth.  Maintain at all times a consolidated tangible net
               ---------
worth of the Company and all of its subsidiaries of not less than $20,000,000.00, such consolidated tangible net worth to be determined in accordance with generally accepted accounting principles consistently applied in conformity with the audited financial statements of the Company furnished to the Bank, subject to the deductions described in Section 3(a)(xi) of the Purchase Agreement.

          5.9  Books and Records - Right of Inspection.  Keep proper books and
               ---------------------------------------
records in accordance with generally accepted accounting principles consistently applied and notify the Bank promptly in writing of any proposed change in the location of those books and records and permit the Bank at all times to inspect the Project and the books and records of the Company.

          5.10 Compliance with Law.  Comply with all applicable laws, including
               -------------------
without limitation all Environmental Laws, and all applicable governmental rules and regulations.

          5.11 Continue Business.  Engage primarily in the business conducted by
               -----------------
it on the date of this Agreement.

          5.12 Maintenance of the Project.  So long as it is in control of the
               --------------------------
association responsible for the management, upkeep and repair of the Project, cause the association to keep the Project properly maintained and repaired, suffer no waste, impairment or deterioration of the land or improvements constituting the Project, pay all taxes, assessments and other charges levied on the Project and keep the Project fully insured in a sum not less than the full insurable value and with an insurer or insurers acceptable to the Bank.

          5.13 Lock Box Agreement.  Comply at all times with the Lock Box
               ------------------
Agreement.

          5.14 Promissory Notes and Mortgages and Contracts.  Notify the Bank
               --------------------------------------------
within five days after learning that any Promissory Note and Mortgage pledged and assigned to the Bank has ceased to be a Qualified Promissory Note and Mortgage or that any Contract pledged and assigned to the Bank has ceased to be a Qualified Contract.

          5.15 Environmental Matters.
               ---------------------

               (a) Promptly notify the Bank of the Disposal of any Hazardous Substance at any property comprising the Project or of any Release or threatened Release of a Hazardous Substance from any such property.

               (b) At the Bank's request, provide at the Company's expense updated Environmental Questionnaires and/or Environmental Reports concerning the Project.

               (c) Deliver promptly to the Bank (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning Company's operations and (ii) copies of any documents submitted by Company to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations.

       5.16    Other Acts.  Execute and deliver, or cause to be executed and
               ----------
delivered, to the Bank all further documents and perform all other acts and things the Bank deems necessary or appropriate to protect or perfect any mortgage or security interests in any property directly or indirectly securing payment of any indebtedness of the Company to the Bank.

                        ARTICLE VI.  Negative Covenants
                                     ------------------

       During the term of this Agreement and so long thereafter as any of the indebtedness of the Company to the Bank, including any indebtedness for fees and expenses, remains unpaid, the Company will not, without the prior written consent of the Bank:

       6.1     Encumbrances.  Create, incur, assume or suffer to exist any
               ------------
mortgage, lien, security interest, pledge or other encumbrance on any of the Promissory Notes and Mortgages or Contracts pledged and assigned to the Bank, whether now or hereafter pledged or assigned, except in favor of the Bank or as listed on a schedule to this Agreement.

       6.2     Guaranties.  Become a guarantor, surety or otherwise liable for
               ----------
the debts or other obligations of any other person, whether by agreement to purchase the indebtedness of any other person, or by agreement for the furnishing of funds to any other person, through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business and except as set forth in Section 3(a)(xii) of the Purchase Agreement. This provision will not limit the Company's ability to guaranty obligations of its subsidiary companies, provided that such obligations arise in connection with the conduct of business reasonably associated or connected with the timeshare and land development, sales and marketing businesses.

          6.3  Sale of Assets.  Convey, sell, transfer, lease or sell and lease
               --------------
back (a) all or any substantial portion of its property, assets or business to any other person or (b) all or substantially all of its interest in any of the resorts comprising the Project with respect to which the Bank has purchased Promissory Notes and Mortgages or Contracts, except in the ordinary course of business, which shall not include the sale of all or substantially all of any such resort in a single transaction.

          6.4  Investments and Loans.  Make or suffer to exist any investments
               ---------------------
in, or loans or advances to, any other person (including, without limitation, loans or advances to its shareholders, directors, officers or employees) except as set forth in Section 3(a)(xiv) of the Purchase Agreement.

          6.5  Communication with Obligors.  Communicate with obligors on the
               ---------------------------
Promissory Notes and Mortgages pledged and assigned to the Bank if either (a) the Bank instructs the Company not to so communicate or (b) there exists an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default; provided, however, that the Company shall have no right at any time to collect payments from obligors.

          6.6  Promissory Notes and Mortgages or Contracts.  Except as set forth
               -------------------------------------------
below, agree to any extension, deferral, modification, waiver or any other change in the terms of any Promissory Note and Mortgage or any Contract pledged and assigned to the Bank unless authorized in writing by the Bank. Notwithstanding the foregoing, the Company may, without first obtaining the Bank's prior written consent, agree to extend, defer, modify, waive or otherwise change the terms of any Promissory Note or Mortgage (except that the Company may not release or discharge any collateral therefor), provided that (a) the Company promptly notifies the Bank (and in no event later than five business days after the action taken by the Company) and provides it with originals of any documents executed by the Obligor or the Company or both that effect the extension, deferral, modification, waiver or other change and (b) if the Bank so requests, pay for or replace the affected Promissory Note and Mortgage or Contract in accordance with Section 7.1(d) of this Agreement, which Promissory Note and Mortgage or Contract shall no longer be deemed to be a Qualified Promissory Note and Mortgage or a Qualified Contract. The Company shall not take any of the actions described above with respect to Qualified Promissory Notes and Mortgages and Qualified Contracts that would cause the aggregate outstanding principal amount of all affected Qualified Promissory Notes and Mortgages or

Qualified Contracts to exceed at any time ten percent of the aggregate outstanding principal amount of all Qualified Promissory Notes and Mortgages and Qualified Contracts held by the Bank.

          6.7  Hazardous Substances.  Suffer, cause or permit the Disposal of
               --------------------
Hazardous Substances at any property comprising the Project.

                             ARTICLE VII.  Default
                                           -------

          7.1  Events of Default.  The occurrence of any one or more of the
               -----------------
following events shall constitute an event of default ("Event of Default"):

               (a) Nonpayment.  Nonpayment after the same becomes due whether by
                   ----------
acceleration or otherwise of principal of or interest on the Note, any costs and expenses or any other fee or premium provided for under this Agreement.

               (b) Negative Covenants.  Default in the observance of any of the
                   ------------------
covenants of the Company in Article VI of this Agreement.

               (c) Other Covenants.  Default in the observance of any of the
                   ---------------
covenants of the Company in this Agreement other than in Article VI, or in any other agreement with the Bank, which is not remedied within 30 days after notice by the Bank to the Company.

               (d) Promissory Notes and Mortgages or Contracts. Any Promissory
                   -------------------------------------------
Note and Mortgage or any Contract which the Company has pledged and assigned to the Bank to secure the Credit ceases to be a Qualified Promissory Note and Mortgage or a Qualified Contract and the Company fails within 30 days after the Bank sends notice thereof, at the Company's option, either to (i) pay the Bank an amount equal to the unpaid principal balance on the subject Promissory Note or Contract or (ii) submit to the Bank one or more Qualified Promissory Notes or Qualified Contracts not previously pledged to the Bank, the Unpaid Principal Balance of which is not less than the Unpaid Principal Balance of the Promissory Notes or Contracts it replaces, together with the Mortgages associated with replacement Qualified Promissory Notes.

               (e) Voluntary Insolvency Proceedings. If the Company or the
                   --------------------------------
Guarantor (i) files a petition for liquidation, adjudication as a bankrupt or relief as a debtor; (ii) files a petition or answer seeking reorganization or an arrangement or similar relief under any bankruptcy, insolvency or similar laws of the United States or any state thereof or of any foreign jurisdiction; (iii) consents to the filing of a petition in any liquidation, bankruptcy or reorganization proceeding; (iv) consents to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its property; (v) makes a general assignment for the benefit of its creditors; or (vi) executes a consent to any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, the settlement of claims against, or the winding up of the affairs of, the Company or the Guarantor.

          (f) Involuntary Insolvency Proceedings.  The appointment of a
              ----------------------------------
receiver, trustee, custodian or officer performing similar functions for the Company or the Guarantor or for any of its assets, the filing against the Company or the Guarantor of a petition for liquidation or adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States or of any state thereof or of any foreign jurisdiction or the institution against the Company or the Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, the settlement of claims against, or the winding up of the affairs of, the Company or the Guarantor, and the failure to have the appointment vacated or the petition or proceeding dismissed within 30 days after the appointment, filing or institution.

          (g) Representations.  If any certificate, statement, representation,
              ---------------
warranty or financial statement furnished by or on behalf of the Company or the Guarantor pursuant to or in connection with this Agreement (including without limitation representations and warranties contained in this Agreement) or as an inducement to the Bank to enter into this Agreement or any other lending agreement with the Company shall prove to have been false in any material respect at the time as of which the facts set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against the Company or the Guarantor, or if on the date of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, that was not disclosed by the Company to the Bank at or before the time of execution.

          (h) Other Indebtedness and Agreements.  Nonpayment by the Company of
              ---------------------------------
any indebtedness for borrowed money (other than the indebtedness evidenced by the Note) owing by the Company when due (or, if permitted by the applicable document, within any applicable grace period), whether the indebtedness becomes due by scheduled maturity, required prepayment, acceleration, demand or otherwise, or failure to perform any term, covenant or agreement to be performed by the Company under any agreement or instrument (other than this Agreement) evidencing, securing or relating to any indebtedness owing by the Company when required to be performed if the effect of the failure is to permit the holder to accelerate the maturity of the indebtedness.

          (i) Judgments.  If any judgment or judgments (other than any judgment
              ---------
for which the Company is fully insured) against the Company remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days.

          7.2  Effects of an Event of Default.
               ------------------------------

               (a) On the happening of one or more Events of Default (except a default under Section 7.1(e) or 7.1(f) of this Agreement), the Bank may declare any obligations it may have under this Agreement, including without limitation any obligation to make Loans, to be canceled and the principal of the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement. Upon such declaration, the Bank's obligations under this Agreement shall be immediately canceled, and the Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Company.

               (b) On the happening of one or more Events of Default under
Section 7.1(e) or 7.1(f) of this Agreement, the Bank's obligations under this Agreement, including without limitation any obligation to make Loans, shall be canceled immediately, automatically and without notice, and the Note shall become immediately due and payable without presentation, demand or notice of any kind to the Company.

               (c) Before or after the happening of any Event of Default, the Bank may notify the obligors on the Promissory Notes and Mortgages and the Contracts securing the Credit that they have been assigned to the Bank and that all payments are to be made directly to the Bank or the Designee. The Bank may foreclose any Mortgages in default in its own name. If any applicable law requires that the Company foreclose a Mortgage, the Company appoints the Bank its attorney in fact to foreclose the Mortgage. If the Bank forecloses a Mortgage, it may, but is not obligated to, obtain an appraisal of the subject Interval and bid the appraised amount at any public sale of the Interval. If the Bank obtains an appraisal and bids the amount of the appraisal, the Company shall only be credited with the appraised amount.

                            ARTICLE VIII.  Expenses
                                           --------

          8.1  Counsel Fees and Taxes.  To reimburse the Bank for its counsel
               ----------------------
fees and other expenses for the preparation of this Agreement and related documentation, the Company will pay the Bank $5,000.00. The Company will also reimburse the Bank for any taxes the Bank may be required to pay in connection with the execution and delivery of this Agreement and any other documents executed in connection with this Agreement.

          8.2  Other Costs and Expenses.  The Company will pay on demand to the
               ------------------------
Bank all of the costs and expenses, including without limitation actual counsel fees and disbursements, incurred by the Bank (a) in connection with the performance of this Agreement and all related agreements and other documents;
(b) in connection with all amendments, releases, consents and waivers related to this Agreement and all related agreements and other documents; and (c) in collecting any amount owing under this Agreement or other documents or in realizing on or protecting any collateral securing the Company's performance under this Agreement or any related agreement or other documents, including without limitation, if the Bank retains counsel for any advice, suit, appeal, insolvency or other proceeding under the Federal Bankruptcy Code or otherwise or for any purpose relating to this Agreement, counsel fees and disbursements.

                           ARTICLE IX.  Miscellaneous
                                        -------------

          9.1  Amendments and Waivers.  This Agreement represents the entire
               ----------------------
understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations between the parties. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement signed by authorized officers of the Company and the Bank.

          9.2  Delays and Omissions.  No course of dealing and no delay or
               --------------------
omission by the Bank in exercising any right or remedy under this Agreement or with respect to any indebtedness of the Company to the Bank shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Bank may (but shall not be obligated to) remedy any default by the Company under this Agreement or with respect to any other person in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Company and shall be reimbursed for its expenses in remedying the default. All rights and remedies of the Bank under this Agreement are cumulative.

          9.3  Successors and Assigns.  The Company and the Bank as used in this
               ----------------------
Agreement includes their legal representatives, successors and assigns.

          9.4  Notices.  Any notice or demand required or permitted to be given
               -------
under this Agreement must be in writing and shall be duly given if (i) if personally delivered, upon delivery, (ii) if sent by registered or certified mail, return receipt requested, upon receipt, (iii) if delivered by overnight courier, upon receipt, and (iv) if sent by facsimile, upon receipt, provided the notice is followed by a copy of the notice delivered or sent by one of the methods specified in clauses (i), (ii) or (iii), in each case to the address set forth below or to such other address as the receiving party may have designated in a notice sent or delivered in accordance with this section. U.S. Postal Service return receipts, courier service receipts or the sender's facsimile transmission records, as the case may be, shall be conclusive proof of delivery.

          To the Company   -  Preferred Equities Corporation
                              4310 Paradise Road
                              Las Vegas, Nevada  89109-6597
                              Attention:  Jon A. Joseph, General Counsel
                              Facsimile Number:  (702) 369-4398


          To the Bank      -  HSBC Bank USA
                              Timeshare Department
                              One HSBC Center
                              10th Floor
                              Buffalo, New York  14203
                              Attention:  Paul J. Przybylski
                              Facsimile Number:  (716) 841-6088


          9.5  Governing Law.  This Agreement, the transactions described in
               -------------
this Agreement and the obligations of the Bank and the Company shall be construed under and governed by the internal laws of the State of New York without regard to principles of conflicts of laws, except to the extent that the laws of another state apply to the real estate law aspects of the assignment of Mortgages by the Company to the Bank.

          9.6   Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by the Bank and the Company on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

          9.7   Titles.  Titles to the sections of this Agreement are solely for
                ------
the convenience of the Bank and the Company and are not an aid in the interpretation of this Agreement or any part of this Agreement.

          9.8   Inconsistent Provisions.  The terms of this Agreement and any
                -----------------------
related agreements, instruments or other documents shall be cumulative except to the extent they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

          9.9   Course of Dealing. Without limitation of the foregoing, the Bank
                -----------------
shall have the right at all times to enforce the provisions of this Agreement and all other documents executed in connection with this Agreement in strict accordance with their terms, notwithstanding any course of dealing or performance by the Bank in refraining from so doing at any time and notwithstanding any custom in the banking trade. Any delay or failure by the Bank at any time or times in enforcing its rights under such provisions in strict accordance with their terms shall not be construed as having created a course of dealing or performance modifying or waiving the specific provisions of this Agreement.

          9.10  Indemnification.  The Company shall indemnify the Bank against,
                ---------------
and hold the Bank harmless from, any and all claims, losses, judgments, costs and expenses (including, without limitation, attorney's fees and disbursements) resulting from the Bank's entering into this Agreement or from any action or inaction pertaining to the Project or the Promissory Notes and Mortgages pledged and assigned to the Bank.

          9.11  Environmental Indemnification.  The Company shall indemnify,
                -----------------------------
defend and hold harmless the Bank from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges, including but not limited to all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred by the Bank or any other person or entity as a result of the presence, Release or threatened Release of Hazardous Substances on, in, under or near any property. The liability of the Company under this section is not limited by any exculpatory provisions in this Agreement or any other documents securing the Loans and shall survive repayment of the Loans or any transfer or termination of this Agreement regardless of the means of transfer or termination.

          9.12 No Liability.  The Bank shall not be liable in any way for the
               ------------
completeness or accuracy of any Environmental Report or the information contained in it. The Bank has no duty to warn the Company or any other person about any actual or potential environmental contamination or other problem that may have become apparent or will become apparent to the Bank.

          9.13 CONSENT TO JURISDICTION.  ANY ACTION OR PROCEEDING TO ENFORCE OR
               -----------------------
ARISING OUT OF THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN THE COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE DISTRICT, IN WHICH THE BANK HAS AN OFFICE, AND A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY REGISTERED MAIL TO THE COMPANY OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized officers as of February 6, 2001.


                              PREFERRED EQUITIES CORPORATION


                              By /s/ Gregg A. McMurtrie
                                 --------------------------------------------
                                 Executive Vice President


                              HSBC BANK USA


                              By /s/ Paul J. Przybylski
                                 --------------------------------------------
                                 Paul J. Przybylski, Vice President

                                   EXHIBIT A
                                   ---------

                               SECURED TERM NOTE


$5,000,000.00                                                   February 6, 2001


          FOR VALUE RECEIVED, the undersigned promises to pay to HSBC BANK USA (the "Bank") or its order, on February 6, 2006, at its office at One HSBC Center, Buffalo, New York, the principal sum of Five Million Dollars ($5,000,000.00) or the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned from time to time pursuant to a Loan Agreement between the undersigned and the Bank dated the date of this Note ("Loan Agreement"), whichever is less, together with interest on the balance of the principal of this Note from time to time unpaid at an annual rate ("Rate") equal to the Bank's Prime Rate plus one percent (1%). "Prime Rate" means the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base for calculating interest on certain loans.

          All Loans may be inscribed by the Bank on the attached schedule or any continuations of the schedule (the "Schedule"). Each entry on the Schedule shall be prima facie evidence of the facts set forth. No failure by the Bank to make, and no error by the Bank in making, any entry on the Schedule shall affect the undersigned's obligation to repay the full principal amount advanced by the Bank to or for the account of the undersigned or the undersigned's obligation to pay interest.

          After maturity (whether by acceleration or otherwise), this Note shall bear interest at an annual rate equal to three percent (3%) in excess of the Rate. In no event shall the Rate exceed the maximum rate allowed by law. The Rate shall change simultaneously with each change in the Prime Rate. Interest shall be calculated on the basis of 1/360th of the Rate in effect for each calendar day the balance of principal is unpaid. Accrued interest shall be payable monthly on the tenth day of each month, beginning March 10, 2001, and when the principal of this Note is paid in full.

          No failure by the holder of this Note to exercise, and no delay in exercising, any right or remedy under this Note shall operate as a waiver thereof, and no single or partial exercise by the holder of any right or remedy under this Note shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder are cumulative and not exclusive of any other rights or remedies the holder may otherwise have.

          Reference is made to the Loan Agreement for provisions as to prepayment, collateral and acceleration. The undersigned expressly waives any requirements of presentment, protest or notice of dishonor.

           This Note shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws. The undersigned shall pay all costs and expenses incurred by the holder in enforcing this Note, including, without limitation, actual attorneys' fees and legal expenses.


                              PREFERRED EQUITIES CORPORATION


                              By/s/ Gregg A. McMurtrie
                                ----------------------
                                Executive Vice President

                                   SCHEDULE
                                      TO
                               SECURED TERM NOTE


=================  ===================                          ===============  ==================
     DATE OF            AMOUNT OF                                  DATE OF            AMOUNT OF
       LOAN                LOAN                                      LOAN                LOAN
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
-----------------  -------------------                          ---------------  ------------------
=================  ===================                          ===============  ==================

                                   EXHIBIT B
                                   ---------

                            BORROWER'S CERTIFICATE

                               AND LOAN REQUEST


TO HSBC BANK USA (the "Bank"):


           The undersigned certifies that he is the _____________ of Preferred Equities Corporation (the "Company") and that he has read and knows the contents of the Loan Agreement dated February 6, 2001, between the Company and the Bank (the "Loan Agreement"); that the Company has complied with and is now in compliance with all of the terms, covenants and conditions of the Loan Agreement that are binding on the Company; that there has been no materially adverse change in the Company's financial condition since the date of the Loan Agreement; that there exists no Event of Default under the Loan Agreement and no event that, with the giving of notice or lapse of time or both would constitute an Event of Default; and that the representations and warranties of the Company in the Loan Agreement are true on the date of this certificate.

          The Company acknowledges that the principal balance owed the Bank under the Loan Agreement, as of the date of this certificate is $______________.

          The undersigned requests, pursuant to the Loan Agreement, that the Bank make a Loan to the Company in the principal amount of $_____________, of which $_______________ is the amount of the loan fee provided for in the Loan Agreement and $__________________ is the amount to be advanced to the Company pursuant to the Loan Agreement.

Date:  ___________________


                                    By ___________________________



[ACKNOWLEDGMENT]

                                   EXHIBIT C
                                   ---------

                            [COUNSEL'S LETTERHEAD]

                                                      ____________________, 2001



HSBC Bank USA
Timeshare Department
One HSBC Center -- 10/th/ Floor
Buffalo, New York  14203

Re:  Loan to Preferred Equities Corporation

Ladies and Gentlemen:

We have acted as counsel to Preferred Equities Corporation (the "Company") in connection with its execution and delivery of a loan agreement (the "Loan Agreement") between HSBC Bank USA (the "Bank") and the Company dated the date of this letter and of the Note. Capitalized terms used in this letter have the meanings indicated in the Agreement.

We are also counsel to Mego Financial Corp. ("Guarantor") in connection with its execution and delivery of a Guaranty.

We are of the following opinions:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires licensing or qualification; and has all necessary power and authority to enter into, execute, deliver and perform the Agreement, the Note, the Security Agreement and any other document executed by it in connection with the Agreement, all of which have been duly authorized by all proper and necessary corporate and shareholder action.

          2. The Agreement, Note, Security Agreement, Mortgage and Contract assignments and Promissory Note endorsements and any other documents executed by the Company in connection with this Agreement, when executed, delivered or both, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their

HSBC Bank USA
Page 2

terms, except as such enforcement may be limited by state or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally.

          3. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or the Guarantor) or investigations pending or to the knowledge of the Company threatened, against the Company or the Guarantor or any basis therefor, which if adversely determined would in any case or in the aggregate materially adversely affect the property, assets (including without limitation all Promissory Notes and Mortgages and Contracts pledged and assigned to the Bank), financial condition or business of the Company or the Guarantor or materially impair the right or ability of the Company or the Guarantor to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of the Agreement, the Note, the Promissory Notes and Mortgages and Contracts pledged and assigned to the Bank, the Security Agreement, the Guaranty or any other documents required by the Agreement or any action taken or to be taken pursuant to any of the foregoing.

          4. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with (a) the valid execution, delivery or performance of the Agreement, the Note, the Security Agreement, the Guaranty or any other documents required by the Agreement; (b) the endorsement of Promissory Notes to the Bank and the assignment of Mortgages and Contracts to the Bank; or (c) any of the transactions contemplated thereby, other than the recording of the Mortgages assigned to the Bank, the recording of the assignments of those Mortgages and any filings made pursuant to the Nevada Uniform Commercial Code.

          5. Each of the documents used by the Company to sell and finance the sale of Intervals, including without limitation any purchase contracts, deeds, credit applications, promissory notes, disclosure statements and mortgages, comply with all applicable local, state and federal laws and regulations.

          6. The rate and amount of interest the Company has charged those Timeshare Purchasers whose Promissory Notes the Company has offered to pledge to the Bank do not violate the usury laws of the State of Nevada or any other state whose usury laws apply.

          7. The requirements of all Federal, state and local environmental and land use statutes, ordinances and regulations have been fully complied with, and all required permits and approvals have been issued except as otherwise disclosed to the Bank in writing. With respect to any permits and approvals not obtained as of the date of this opinion, counsel does not know of any reason why the permits and approvals will not be issued in a timely manner after that date.

HSBC Bank USA
Page 3

          8. The requirements of the Interstate Land Sales Full Disclosure Act have been fully complied with, or such Act is not applicable to sales of Intervals in the Project, and, if such Act applies, all future sales of any part of the Project or improvements to the Project or Units will be in full compliance with these requirements.

          9. The requirements of the securities laws of Nevada and each other state having jurisdiction over the sale of any part of the Project or improvements have been fully complied with, and all future sales will be in full compliance with those requirements.

          10. The offering to sell and sale of any part of the Project or improvements to the Project or Units are exempt from the registration requirements of the Securities Act of 1933, and the Securities and Exchange Act of 1934.

          11. The Project is currently zoned to allow development and use consistent with the description in plans, proposals and projections submitted by the Company to the Bank, and all utility services necessary or appropriate to that development and use are available to the Project.

          12. All roads necessary for the full use of the improvements to the Project and the Units for their intended purposes have been completed, the necessary rights-of-way have been acquired or dedicated and accepted by the appropriate governmental authority and the Company has taken all necessary steps to assure completion of those roads.

          13. The Company has obtained all other necessary governmental permits, licenses and approvals with respect to the Project, the timeshare plan and the Intervals to be sold, all of which are current and in force.

          14. Each of the Company and the Guarantor is not in violation of any material term of its certificate of incorporation or by-laws, or of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. Each of the Company and the Guarantor is not in violation of any term of any other indenture, instrument or agreement to which it is a party or by which it may be bound, resulting or which might reasonably be expected to result in a material and adverse effect upon its business or assets. Each of the Company and the Guarantor is not in violation of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute or rule or regulation of any competent governmental authority. The execution and delivery of the Agreement, the Note, the Security Agreement, the Guaranty and other documents required by this Agreement and the performance of all of them is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security interest, charge or encumbrance on any properties or assets except in favor of the Bank. To our knowledge, there exists no fact or circumstance not disclosed in the Agreement or in the documents furnished in

HSBC Bank USA
Page 4

connection with the Agreement that materially adversely affects or in the future (so far as the Company can now foresee) may materially adversely affect the condition, business or operations of the Company or the Guarantor.

          15. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York [?]; has powers and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires licensing or qualification; and has all necessary power and authority to execute, deliver and perform its Guaranty, which has been duly authorized by all proper and necessary corporate and shareholder action.

          16. The Guaranty will, when executed, delivered or both, constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their terms, except as such enforcement may be limited by state or federal bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally.


                              Very truly yours,

                           PLEDGE SECURITY AGREEMENT

          AGREEMENT made on February 6, 2001, by and between PREFERRED EQUITIES CORPORATION, 4310 Paradise Road, Las Vegas, Nevada 89109 ("Pledgor"), and HSBC BANK USA, One HSBC Center, 10/th/ Floor, Buffalo, New York 14203 ("Secured Party").

          The parties agree as follows:

          1.   Security Interest.

               In consideration of any extension of credit heretofore or hereafter made by Secured Party to Pledgor, Pledgor hereby pledges, transfers and assigns to Secured Party and grants to Secured Party a security interest ("Security Interest") in the promissory notes ("Promissory Notes") now or hereafter delivered to Secured Party and all related mortgages or deeds of trust now or hereafter assigned to Secured Party ("Mortgages") and in all installment sales contracts ("Contracts") now or hereafter delivered to Secured Party, in all increases or profits received therefrom, in all substitutions therefor, and in all proceeds thereof in any form, including, without limitation, any and all Promissory Notes and Mortgages and all Contracts described in any schedule executed by Pledgor for the benefit of Secured Party ("Collateral").

          2.   Indebtedness Secured.

               The Security Interest secures payment of any and all indebtedness ("Indebtedness") of Pledgor to Secured Party, whether now existing or hereafter incurred, of every kind and character, direct or indirect, and whether such Indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred (unless Pledgor has indicated in writing to Secured Party that it will not incur any further Indebtedness), including, without limitation: (a) all Indebtedness of Pledgor to Secured Party arising under a loan agreement between Pledgor and Secured Party dated the date of this Security Agreement ("Loan Agreement"); (b) Indebtedness not yet outstanding, but contracted for, or with respect to which any other commitment by Secured Party exists; (c) all interest provided in any instrument, document, or agreement (including this Security Agreement) which accrues on any Indebtedness until payment of such Indebtedness in full; (d) any moneys payable as hereinafter provided; and (e) any debts owed or to be owed to others by Pledgor which Secured Party has obtained, or may obtain, by assignment or otherwise.

          3.   Representations and Warranties of Pledgor.

               Pledgor represents and warrants and, so long as this Security Agreement is in effect, shall be deemed continuously to represent and warrant that: (a) each Promissory Note and each Contract constituting Collateral is genuine and in all respects what it purports to be; (b) Pledgor is the owner of the Collateral free of all security interests or other encumbrances, except the Security Interest; and (c) Pledgor's entering into this Security Agreement has been authorized by all proper and necessary corporate and shareholder action.

          4.   Covenants of Pledgor.

               (a)  So long as this Security Agreement is in effect, Pledgor:
(i) will endorse the Promissory Notes, without restriction, to the order of Secured Party and deliver the Promissory Notes to Secured Party; will assign any Mortgages securing the Promissory Notes to Secured Party and deliver such assignments to Secured Party; will assign the Contracts to Secured Party and deliver such assignments to Secured Party; will deliver to Secured Party any other documents or information in Pledgor's possession or control related to the Promissory Notes or the Contracts; (ii) will defend the Collateral against the claims and demands of all other parties; will keep the Collateral free from all security interests or other encumbrances, except the Security Interest; and will not sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party; (iii) will notify Secured Party promptly in writing of any change in Pledgor's address, specified above; (iv) in connection herewith, will execute and deliver to Secured Party such financing statements, assignments and other documents and do such other things relating to the Collateral and the Security Interest as Secured Party may request, and pay all costs of title searches and filing financing statements, assignments and other documents in all public offices requested by Secured Party; and (v) will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against the Collateral.

               (b) In addition to the foregoing covenants, so long as this Security Agreement is in effect Pledgor: (i) will notify Secured Party promptly in writing of any change in Pledgor's name, identity or corporate or other structure; (ii) will furnish to Secured Party financial statements in such form and at such intervals as Secured Party shall request; will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete books and records, including, without limitation, records concerning the Collateral; at Secured Party's request, will mark any and all such books and records to indicate the Security Interest; will permit Secured Party or its agents to audit and make extracts from or copies of such books and records and any of Pledgor's ledgers, reports, correspondence or other books and records pertaining to the Collateral; and will duly account to Secured Party's satisfaction, at such time or times as Secured Party may require, for any of the Collateral; (iii) will not, without the prior written consent of Secured Party, file or authorize or permit to be filed in any public office any financing statement that relates to the Collateral and names Pledgor as debtor but does not name Secured Party as secured party; (iv) will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against Pledgor or any of Pledgor's assets, prior to the date of attachment of any penalties or liens with respect thereto (other than liens attaching prior to payment becoming due, if payment is made when due), provided, however, Pledgor shall not be required to pay any such tax, assessment or other charge so long as its validity is being contested in good faith by appropriate proceedings diligently conducted; (v) if at any time any Promissory Note and Mortgage ceases to be a Qualified Promissory Note and Mortgage or any Contract ceases to be a Qualified Contract (as defined in the Loan Agreement), will comply with the requirements of Section 7.1(d) of the Loan Agreement; and (vi) will notify Secured Party promptly in writing of any material adverse change in connection with the Collateral.

          5.   Events of Default.

               (a) Any of the following events or conditions shall constitute an event of default hereunder: (i) default by Pledgor in the performance of any obligation, term or condition of this Security Agreement or any other agreement relating to the Indebtedness between Pledgor and Secured Party that is not cured within 30 days after Pledgor receives written notice of the default from Secured Party or (ii) an Event of Default as defined in the Loan Agreement.

               (b) Secured Party, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any event of default (other than an Event of Default under Section 7.1(e) or 7.1(f) of the Loan Agreement). All or any part of any Indebtedness not payable on demand shall be immediately due and payable without demand or notice of any kind upon the happening of one or more Events of Default under Section 7.1(e) or 7.1(f) of the Loan Agreement. The provisions of this paragraph are not intended in any way to affect any rights of Secured Party with respect to any Indebtedness which may now or hereafter be payable on demand.

               (c) Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Pledgor and Secured Party.

               (d) Without in any way requiring notice to be given in the following time and manner, Pledgor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Pledgor's address specified above or to any other address which Pledgor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Pledgor.

               (e) Pledgor agrees to pay on demand all reasonable costs and expenses incurred by Secured Party in enforcing this Security Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Indebtedness or any guaranty thereof, including, without limitation, if Secured Party retains counsel for advice, suit, appeal, insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorney's fees incurred by Secured Party. Payment of all moneys hereunder shall be secured by the Collateral.

          6.   Miscellaneous.

               (a) Pledgor authorizes Secured Party, without notice or demand and without affecting Pledgor's obligations hereunder, (i) to take from any party and hold collateral (other than the Collateral) for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or any part hereof; (ii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof and to release, substitute or modify any obligation of any such indorser or guarantor, or any party who has given any security, mortgage or other interest in any other collateral as security for the payment of the Indebtedness or any part thereof, or any other party in any way obligated to pay the Indebtedness or any part thereof; and (iii) upon the occurrence of any event of default as hereinabove provided, to direct the order or manner of the disposition of any and all other collateral and the enforcement of any and all indorsements, guaranties and other obligations relating to the Indebtedness or any part thereof as Secured Party, in its sole discretion, may determine.

               (b) Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact (without requiring Secured Party) to perform all acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral. This power of attorney shall not be affected by the subsequent disability or incompetence of Pledgor. A carbon, photographic or other reproduction of this Security Agreement or of a financing statement shall be sufficient as a financing statement.

               (c) (i) As further security for payment of the Indebtedness, Pledgor hereby grants to Secured Party a Security Interest in and lien on any and all property of Pledgor which is or may hereafter be in the possession or control of Secured Party in any capacity or, with respect only to proceeds of the Collateral or other property related to the Collateral or to the transactions contemplated by the Loan Agreement, of any third party acting on its behalf, including, without limitation, all deposit and other accounts and all moneys owed or to be owed by Secured Party to Pledgor or by the Lock Box Agent (as defined in the Loan Agreement) to Pledgor; and with respect to all of such property, Secured Party shall have the same rights hereunder as it has with respect to the Collateral; (ii) without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election, may set off against the Indebtedness any and all moneys then or thereafter owed to Pledgor by Secured Party in any capacity, whether or not the Indebtedness or the obligation to pay such moneys owed by

Secured Party is then due, and Secured Party shall be deemed to have exercised such right of set off immediately at the time of such election though any charge therefor is made or entered on Secured Party's records subsequent thereto.

               (d) Upon Pledgor's failure to perform any of its duties hereunder, Secured Party may, but shall not be obligated to, perform any or all such duties, including, without limitation, payment of taxes, assessments, insurance and other charges and expenses as herein provided, and Pledgor shall pay an amount equal to the cost thereof to Secured Party on demand of Secured Party. Payment of all moneys hereunder shall be secured by the Collateral.

               (e) No course of dealing between Pledgor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Pledgor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Pledgor. All rights and remedies of Secured Party hereunder are cumulative.

               (f) Secured Party shall have no obligation to take, and Pledgor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Promissory Note or other Instrument constituting Collateral, whether or not in Secured Party's possession. Secured Party shall not be responsible to Pledgor for loss or damage resulting from Secured Party's failure to enforce or collect any such Collateral or to collect any moneys due or to become due thereunder. Pledgor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Pledgor is in any way liable and waives notice of any other action taken by Secured Party.

               (g) The rights and benefits of Secured Party hereunder shall, if Secured Party so directs, inure to any party acquiring any interest in the Indebtedness or any part thereof.

               (h) Secured Party and Pledgor as used herein shall include the successors or assigns of those parties.

               (i) This Security Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereto and supersedes all prior negotiations between the parties. No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Pledgor and by a duly authorized officer of Secured Party.

               (j) This Security Agreement and the transaction evidenced hereby shall be construed under the internal laws of New York State, as the same may from time to time be in effect, without regard to principles of conflicts of laws, except to the extent that the laws of another state apply to the real estate law aspects of the assignment of Mortgages by Pledgor to Secured Party.

               (k) All terms, unless otherwise defined in this Security Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as the same may from time to time be in effect.

               (l) PLEDGOR AGREES THAT ANY ACTION OR PROCEEDING TO ENFORCE, OR ARISING OUT OF, THIS SECURITY AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION WITH THIS SECURITY AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ERIE COUNTY, OR IN THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF NEW YORK, AND PLEDGOR AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY REGISTERED MAIL TO IT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

               (m) This Security Agreement is and is intended to be a continuing Security Agreement and shall remain in full force and effect until all of the Indebtedness outstanding has been paid in full, including without limitation all principal, interests, costs, expenses or other sums of any kind owed Secured Party. If, after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set off, or a diversion of trust funds, or for any other reason, this Security Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Security Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.


                                   PREFERRED EQUITIES CORPORATION

                                   By  /s/ Gregg A. McMurtrie
                                      ----------------------------------
                                      Gregg A. McMurtrie
                                      Executive Vice President

SCHEDULE TO
PLEDGE SECURITY AGREEMENT

                                         ______, 200__


1.      Security Agreement.  I, the Debtor/Pledgor, have signed a Pledge
        ------------------
        Security Agreement dated February 6, 2001, with you, HSBC Bank USA, the Secured Party. The Pledge Security Agreement gives you a Security Interest in Collateral which is listed in any Schedule referring to that Security Agreement. This is a Schedule to that Security Agreement and the following is Collateral subject to that Security Agreement.


================================================================================
                       LIST OR DESCRIPTION OF COLLATERAL
================================================================================


                  SEE ATTACHED SCHEDULE "A" LIST OF COLLATERAL


================================================================================
================================================================================

2.      Receipt.  Secured party agrees that it has received all of the above
        -------
        Collateral.


Debtor/Pledgor:                       Secured Party:

PREFERRED EQUITIES                    HSBC BANK USA
CORPORATION


By ______________________________     By ____________________________

                               SECURED TERM NOTE


$5,000,000.00                                                   February 6, 2001


          FOR VALUE RECEIVED, the undersigned promises to pay to HSBC BANK USA (the "Bank") or its order, on February 6, 2006, at its office at One HSBC Center, Buffalo, New York, the principal sum of Five Million Dollars ($5,000,000.00) or the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned from time to time pursuant to a Loan Agreement between the undersigned and the Bank dated the date of this Note ("Loan Agreement"), whichever is less, together with interest on the balance of the principal of this Note from time to time unpaid at an annual rate ("Rate") equal to the Bank's Prime Rate plus one percent (1%). "Prime Rate" means the rate of interest publicly announced by the Bank from time to time as its prime rate and is a base for calculating interest on certain loans.

          All Loans may be inscribed by the Bank on the attached schedule or any continuations of the schedule (the "Schedule"). Each entry on the Schedule shall be prima facie evidence of the facts set forth. No failure by the Bank to make, and no error by the Bank in making, any entry on the Schedule shall affect the undersigned's obligation to repay the full principal amount advanced by the Bank to or for the account of the undersigned or the undersigned's obligation to pay interest.

          After maturity (whether by acceleration or otherwise), this Note shall bear interest at an annual rate equal to three percent (3%) in excess of the Rate. In no event shall the Rate exceed the maximum rate allowed by law. The Rate shall change simultaneously with each change in the Prime Rate. Interest shall be calculated on the basis of 1/360th of the Rate in effect for each calendar day the balance of principal is unpaid. Accrued interest shall be payable monthly on the tenth day of each month, beginning March 10, 2001, and when the principal of this Note is paid in full.

          No failure by the holder of this Note to exercise, and no delay in exercising, any right or remedy under this Note shall operate as a waiver thereof, and no single or partial exercise by the holder of any right or remedy under this Note shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder are cumulative and not exclusive of any other rights or remedies the holder may otherwise have.

          Reference is made to the Loan Agreement for provisions as to prepayment, collateral and acceleration. The undersigned expressly waives any requirements of presentment, protest or notice of dishonor.

          This Note shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws. The undersigned shall pay all costs and expenses incurred by the holder in enforcing this Note, including, without limitation, actual attorneys' fees and legal expenses.

                                   PREFERRED EQUITIES CORPORATION


                                   By /s/ Gregg A. McMurtrie
                                     -----------------------------------
                                          Executive Vice President

                               SCHEDULE
                                  TO
                           SECURED TERM NOTE



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